CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement on Form N-4 (No. 333-20343) of Separate Account A of Union Security Life Insurance Company of New York of our report dated April 18, 2019, relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 18, 2019